SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 20, 2009

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 20, 2009, Evolving Systems, Inc. (the “Company”) filed a Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) in order to effect the previously-disclosed one-for-two reverse stock split of its common stock.  Pursuant to the Certificate of Amendment, the reverse stock split became effective at 11:59 p.m. (Eastern time) on July 20, 2009 (the “Effective Time”).  As a result of the reverse stock split, each two shares of the Company’s common stock that were issued and outstanding or held in treasury at the Effective Time were automatically combined into one share, subject to the elimination of fractional shares as described in the Certificate of Amendment. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

The Company issued a press release on July 21, 2009 announcing the completion of the reverse stock split discussed under Item 5.03 of this report. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

Exhibit 3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Evolving Systems, Inc.

Exhibit 99.1	Press release issued by Evolving Systems, Inc. on July 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2009

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit 3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Evolving Systems, Inc.

Exhibit 99.1	Press release issued by Evolving Systems, Inc. on July 21, 2009.